LIMITED POWER OF ATTORNEY FOR SEC FILINGS

     The undersigned, Adam Jay Susman, hereby constitutes and appoints Kevin M. Connor, Secretary of AMC Entertainment
Holdings, Inc. and subsidiaries, Kelly W. Schemenauer, Edwin F. Gladbach and/or Robert A. Seefeldt, each elected as Assistant Secretary of AMC Entertainment Holdings, Inc. and subsidiaries, and their respective successors in office, and any one of them, acting singly, as the undersigned's true and lawful attorney-in-fact to prepare, sign and file, on the undersigned's behalf, all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission and any stock exchange or similar authority as a result of the undersigned's ownership of, or transactions in, securities of AMC Entertainment Holdings, Inc. and subsidiaries, and to take any other action of any type in connection with the foregoing which, in the opinion of said attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned. The undersigned acknowledges that neither Kevin M. Connor, Kelly W.
Schemenauer, Edwin F. Gladbach, Robert A. Seefeldt, their successors in office or substitutes nor AMC Entertainment Holdings, Inc. is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     The authority herein conferred shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regards to his or her ownership of, or transactions in, securities of AMC Entertainment Holdings, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 14th day of May, 2019.

	By: 	/s/ADAM SUSSMAN
	Name:	Adam Jay Sussman
	Title:	Director

STATE OF OREGON                       )
                                      ) ss.
COUNTY OF WASHINGTON	              )

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal at my office in Beaverton, this 14th day of May, 2019.

Christine J. Acosta, State of Oregon
Notary Public in and for Said County and State

/s/Christine J. Acosta
(Type, print or stamp the Notary's name below
his or her signature.)

My Commission Expires:
January 16, 2022